Exhibit 10.13

                     BUSINESS-LIVING BUILDING LEASE CONTRACT
                                                                   No:

LESSOR (hereinafter referred to as "Party A"): Lin Wenhui Hong Xuezhi

ID No.                                         Tel:

Intermediary: Hunan Biaozhi Estates Management Co., Ltd. Tel: 0731-2891002

Address: No.119, Block 1 of Middle Furong Road, Changsha City, Hunan

LESSEE (hereinafter referred to as "Party B"): Hunan Oya Education Technology Co. Ltd.

Representative: Guangwen He

Business license No (ID No): 430124196807081491   Tel:  13908490637

Address:

Party A agrees to lease the house owed by itself to Party B. The two parties have reached an agreement through friendly consultation to conclude the following contract which specifies the rights and obligations of both parties complying with THE CONTRACT LAW and related regulations, and both parties agree to observe and perform the terms and conditions as follows:

ARTICLE 1 Commercial/residential building Party A leased to Party B is located at Room 2005~2006, No.119, Block 1 of Middle Furong Road, Changsha City, Hunan, and the building area is 324.96 square meters.

ARTICLE 2 LEASE TERM

The lease term will be from May 20th, 2009 to May 20th, 2011 for continuous 24 months.

Free decoration period: Two months of rent-free decoration are provided from May 20th, 2009 to July 20th, 2009, during which the water and electricity bill incurred by virtue of decoration shall be paid by Party B.

ARTICLE 3 TERM AND  CONDITION OF THE PAYMENT OF RENTAL AND  PROPERTY  MANAGEMENT
FEE

The unit price of the rental during lease period is RMB 0.76 Yuan/m2 per day including property management fee and lease fee for the use of the standard decoration equipment, the total rental for 2 two years is RMB 180,280 Yuan sharp (365 days per year).

Terms of payment

The rental will be payable on a quarterly basis. The first installment (RMB 22,536 Yuan) will be paid 3 days (before May 20th, 2009) before Party B moves in; the following rental shall be paid 30 days before each succeeding quarterly term.

ARTICLE 4 PERFORMANCE BOND

At the time of signing the Contract, performance bond of RMB 10,000 Yuan shall be paid to Party A.

Party A has right to deduct any payments that Party B does not pay from performance bond (including contractual payment made by Party B, liquidated damages paid to Party A by virtue of breach of faith and advance paid by Party

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A).  Party A can  directly  take out the amount of actual loss from  performance bond, and Party A can ask for more compensation from Party B if the performance bond is insufficient to cover Party A's loss.

Party A shall return the performance bond (after deducting the payments) between expiration date and ten days after Party B moves out if Party B has fully performed the Contract.

ARTICLE 5 TERMS OF PAYMENT OF WATER AND ELECTRICITY BILLS, MAINTENANCE AND LIFT COSTS

Water and electricity bill and shared water and electricity bill will be paid to Estates Management Co., Ltd. by Party B prior to 5th day of every month.

During lease period, the maintenance cost for the damage of facilities related to the leased buildings as well as decoration shall be borne by Party B.

Shared water and electricity bill and lift cost are excluded from the rental paid to Party A during the release period.

Note: CATV charge, Tel-bills (more than 2) and broadband network fee shall be entrusted to be handled by Estates Management Co., Ltd. or paid by Party B itself according to the requirements set by the authorities concerned.

ARTICLE 6 CHANGE OF LESSOR AND LESSEE:

Party A has the right to transfer property ownership to the third party during the lease period. Under the same conditions, Party A shall solicit Party B first and Party B has the priority to purchase it. Party A has the right to transfer property ownership to the third party if Party B has given up the priority to purchase it in written form. The third Party will become the Party A of the Contract and has all the rights and assume the rights, obligations and responsibilities of the original Party A.

If Party B tends to sublease the premises and attached facilities to the third Party during the lease period, Party B shall solicit Party A for consent in advance, and Party A shall not refuse except special circumstances. The third Party which obtains the right to the premises and attached facilities will become Party B which enjoys the rights, undertakes the same obligations and responsibilities of the original Party B. Party A has the right to terminate the Contract with Party B if party B subleases the premises to the third Party without the written permission of Party A, the loss shall be paid by Party B.

ARTICLE 6 OBLIGATIONS OF PARTY A

Party A will guarantee that there is no dispute on the property rights and the loss of Party B incurred by the dispute herein shall be underwritten by Party A.

Party A commissions Biaozhi Estates Management Co., Ltd. to maintain the public facilities regularly, and help public security sector to manage the building, and is responsible for the normal maintenance of building structure.

Party A shall guarantee that Party B will not be disturbed to occupy and use the premises during the entire lease period. If Party B requests to continue leasing, Party A shall meet Party B under the same conditions; if Party A intends to sell the premises, Party B has the priority to purchase it.

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ARTICLE 8 OBLIGATIONS OF PARTY B

Party B guarantees that the leased premises is used for commercial living and observes national law and regulation and local rules without illegal operation.

Party B shall  obey the normal  person and  vehicle  management  by the  Estates
Management  Company   commissioned  by  Party  A,  and  cooperate  with  Estates
Management Company to check and maintain the building structure.

Party B shall pay the rental and other expenses as per the Contract.

Party B shall take good care of the premises and attached facilities to make them in perfect condition by taking proper precautions (except natural depreciation) during the whole lease period. Party B shall not change voluntarily the structure and usage of the premises and shall be responsible for its restitution if the damage of the premises and attached facilities is caused by Party B on purpose. If necessary, the change of its structure and usage shall be made with the permission of Party A. When vacating the premises, Party B shall be responsible for its restitution.

If Party B intends to install any equipment, instrument and machinery whose power exceeds the load of ammeter, Part B shall solicit Party A for permission and inform the authorities concerned.

Party B shall not add any additional object or paint any paint or make any change out of the premises.

Party B shall return the premises and attached facilities to Party A on time upon expiration of the lease or dissolution of contract, all the facilities shall be clear and in good conditions and suitable for lease except normal depreciation.

ARTICLE 9 LIABILITY OF DEFAULT

If Party A intends to terminate the Contract prior to the date of expiration, it shall notify Party B one month beforehand. Without the permission of Party B, the premises shall be used by Party B until the Contract expires.

If Party B intends to terminate contract prior to the date of expiration, it shall notify Party A one month beforehand. Party A will deduct the rental of a month as penalty sum from performance bond and not return the rental paid.

If Party B delays paying the rental and other expenses without reason, Party B will pay 0.3 percent of monthly rental as overdue fine every day 3 days after Party A notifies Party B in written form. If the rental will be paid 15 days overdue, Party A will deduct the payments and late fees from performance bond; if the rental will be paid 30 days overdue, Party A has right to terminate the Contract and deduct the payments and late fees from performance bond.

If the performance bond is not sufficient to deduct the payments, both parties reach agreements as follows:

(I) Party A will put on the notice of termination out of the premises if Party B does not notify to Party A that its contact has been changed, or the entity has been dissolved or ordered to stop operation, or the premises has been locked for long time, or Party B will not be contacted for other reasons, or the related staff of party A look cold and indifferent or make an excuse and don't reply even if Party A has been contacted. This Contract will be cancelled automatically after 3 days of notice.

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(II) In case that Party B do not resolve  the problem  within 30 days after this
Contract is cancelled for above reasons, Party A has the right to clear up the belongings of Party B and put the belongings inside other premises or in the open air, the loss or damage arising from clearance and placement shall be underwritten by party B without concerning Party A.

(III) Party B consents to pay Party A RMB 50 Yuan per day as the occupation fee and pay labour cost of clearance pursuant to actual conditions. If Party B doesn't collect its belongings within 60 days, It is deemed that Party B has given up the ownership of all the belongings and Party A has right to dispose it. If the disposal expenses is not sufficient to meet the payments, Party A has right to ask for more compensation from Party B.

In case of a natural and/or policy and other forces majeure that preventing the Contract from being executed during the lease period, both parties should not bear any responsibility of breach of the Contract. Party A shall return all performance bond (free of interest) and the prepaid rental (free of interest) pro rata to Party B and the Contract is terminated hereafter.

ARTICLE 10 As regards the standard of the facilities and decoration in the premises equipped by Party A, the actual standard prevails.

ARTICLE 11 If other matters concerned aren't written in this Contract, the two parties can consult with each other in line with relevant regulations of THE CONTRACT LAW to supplement the contract. The supplementary agreements shall have the same legal force as this Contract.

ARTICLE 12 Both parties will solve the disputes arising from execution of the Contract through friendly consultation. In case the agreement cannot be reached, either party may summit the dispute to the local court of jurisdiction over the matter.

The Contract shall takes effect after representatives of both parties sign and affix seals and is compiled in duplicate with each party holding one copy.

Lessor: (Party A): Biaozhi Estates  Lessee     (Party B): Hunan Oya Education
Management Co., Ltd. (seal)                    Technology Co. Ltd. (seal)

Representative/Agent: Xie XX (signature)       Representative/Agent: Guangwen He

Signature/Seal (signature)                     Signature/Seal /s/ Guangwen He
(signature)

Date:                                          Date: May 19th, 2009

Signed at:


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